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                                                                   Exhibit 5(b)

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[LOGO OF PRUDENTIAL FINANCIAL]                                               Request for Lifetime Five and Spousal
                                                                            Lifetime Five Optional Living Benefits
             Pruco Life Insurance Company of New Jersey
             A Prudential Financial company.                         For use Prudential Premier Variable Annuities
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  Stop!             Lifetime Five can only be elected if there is a single owner who is the annuitant or if the annuity owner is an entity and there is only one annuitant. The annuitant must be 45 years of age or older at the time of election. Spousal Lifetime Five can only be elected if the co-owners are each other's spouses and each other's primary beneficiary, and the owner is also the annuitant, or if there is a single owner who is the annuitant, and the single primary beneficiary is the owner's spouse. Both designated lives must be at least
                    55 years of age upon election of Spousal Lifetime Five. Designated lives cannot be changed at any time.
                    Co-annuitants are not allowed for either benefit.

                    .    The charge for Lifetime Five is 0.60 percent per year, assessed as part of the daily asset-based charge.

                    .    The charge for Spousal Lifetime Five is 0.75 percent per year, assessed as part of the daily asset
                         -based charge.

                    .    For use with the following products: Premier B Series, Premier L Series, Premier X Series.
1 Annuity           Existing annuity number
  Information
                    _______________________

                    Name of owner/participant(first, middle initial, last name)

                    ______________________________________________________________________________________

                    Social Security number/EIN    Date of birth (mo., day, year)    Telephone number

                    __________________________    ______  _______  _____________    ___  ___--______
2 For Lifetime      Name of annuitant (first, middle initial, last name)
  Five Only
  (Complete only    ______________________________________________________________________________________
  if the owner is
  an entity.)       Social Security number/EIN    Date of birth (mo., day, year)    Telephone number

                    __________________________    ______  _______  _____________    ___  ___--______
3 For Spousal       Name of co-owner/co-participant (first, middle initial, last name)
  Lifetime
  Five Only         ______________________________________________________________________________________
  (Complete only
  if there is a     Social Security number/EIN    Date of birth (mo., day, year)    Telephone number
  co-owner.)
                    __________________________    ______  _______  _____________    ___  ___--______
4 For Spousal       Name of primary beneficiary (first, middle initial, last name)
  Lifetime
  Five Only         ______________________________________________________________________________________
  (Complete only
  if there is no    Social Security number/EIN    Date of birth (mo., day, year)
  co-owner. If
  there are co-     __________________________    ______  _______  _____________
  owners, then
  each is the       Primary beneficiary relationship
  other's primary
  beneficiary.)     ______________________________
5 Elect             Select one of these options to enroll in Lifetime Five or Spousal Lifetime Five.
  Lifetime Five
  or Spousal        [_]Enrollment in Lifetime Five.* Select this option only for new issue situations or if you do not have
  Lifetime Five        any existing optional living benefits on your annuity.

                    [_]Enrollment in Spousal Lifetime Five.* Select this option only for new issue situations or if you do not have any existing optional living benefits or optional death benefits on your annuity.

                    *If you previously elected Lifetime Five or Spousal Lifetime Five, you can only (re-)elect Lifetime Five or Spousal Lifetime Five on an Annuity Anniversary, and can only elect it after a 90-day waiting period following the cancellation of Lifetime Five or Spousal Lifetime Five. We will only accept instructions to (re-)elect a benefit within 30 days prior to the Annuity Anniversary. Please see the current prospectus for details.

Corporate Office: 751 Broad Street, Newark, New Jersey 07102-3777
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6 Auto Step-Up         Check this box if you wish to take advantage of the optional Auto Step-Up feature.

                       [_] Add the Auto Step-Up feature to my Lifetime Five or Spousal Lifetime Five Benefit.

7 Allocate Your        As long as your Lifetime Five Income or Spousal Lifetime Five Benefit is in effect, you must allocate
  Account Value        your account value to one or more of the permitted asset allocation portfolios. Please complete the following steps to choose how to allocate your existing account value.

                       Upon your selection of any investment options available under the Rider benefit, such selected investment options will prevail until the time of any reset under the Rider, and unless you make another selection permitted under the Rider. We may not impose further restrictions on the investment options you elect at the time of application or make changes to the investment options selected at the time of reset, or otherwise, unless we first gain approval from the Superintendent of Insurance.

                       If your account value is currently allocated to investment options not permitted with the benefit, you will need to reallocate your account value to permitted investment options before the commencement of the benefit. The reallocation of account value will be effective once we receive your instruction in good order, at which time the benefit will commence on the next business day. Please note that the benefit cannot begin unless your account value is allocated to investment options that are permitted under the terms of the benefit.

                       Asset Allocation Portfolios

                       Indicate your investment allocations below. Please use whole number percentages only.
                       Total investment must equal 100%. Allocations indicated below will also be used as standing allocations.

                       Investment Category           Percentage       Sub-Account Name
                       -------------------           ----------       -----------------------------------------------------------
                       Capital Growth                 ______%         AST Capital Growth Asset Allocation Portfolio
                       Balanced                       ______%         AST Balanced Asset Allocation Portfolio
                       Balanced                       ______%         AST First Trust Balanced Target Portfolio
                       Balanced                       ______%         AST First Trust Capital Appreciation Target Portfolio
                       Balanced                       ______%         AST Advanced Strategies Portfolio
                       Conservative                   ______%         AST Conservative Asset Allocation Portfolio
                       Preservation                   ______%         AST Preservation Asset Allocation Portfolio
                         Total Investment                100%
                                                      ______

8 About the Lifetime   . Lifetime Five guarantees your ability to withdraw amounts equal to a percentage of an initial principal
  Five Program           value (called the "Protected Withdrawal Value"), regardless of the impact of market performance on your account value, subject to our program rules regarding the timing and amount of withdrawals.
                         Lifetime Five:

                         1.  Provides an annual withdrawal amount for life (the "Life Income Benefit")

                         2.  Provides a greater annual withdrawal amount as long as there is Protected Withdrawal Value
                             (the "Withdrawal Benefit").

                       . At time of election, you do not choose between these two options; each option will continue to be available as long as the Annuity has an account value and the Lifetime Five Benefit is in effect.

                       . Certain benefits under Lifetime Five may remain in effect even if the account value of the annuity is zero. The program may be appropriate if you intend to make periodic withdrawals from your annuity and wish to ensure that market performance will not affect your ability to receive annual payments. You are not required to make withdrawals as part of the program. The guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the program. Please see the product prospectus for complete details.

                                                                                                (continued)
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8 About the   Additional Program Details
  Lifetime
  Five        . The annual charge is 0.60 percent and is assessed as part of the daily asset-based charge.
  Program
  (continued) . Lifetime Five can only be elected where the annuitant and the owner/participant are the same person; if the owner/participant is an entity, there can only be one annuitant;

                  1.  There can be no contingent annuitants.

                  2.  The annuitant must be 45 years of age or older at the time of election.

              . The Protected Withdrawal Value is determined as of the date you make your first withdrawal under the annuity following your election of Lifetime Five, and is the highest of the following three values:

                  1.  The Account Value on the date of your election of Lifetime Five, growing at a five percent annual compounded guaranteed rate of return for 10 years from the election of Lifetime
                      Five or until the first withdrawal, if sooner.

                  2.  The Highest Anniversary Value attained on the first ten annuity anniversaries after the election of Lifetime Five or on each annuity anniversary until the first withdrawal, if sooner.

                  3.  The account value on the date you make your first withdrawal.

              . Under the Life Income Benefit, you will be guaranteed to be able to take 5 percent of the Protected
                Withdrawal Value (the "Annual Income Amount") each year until your death.

              . Under the Withdrawal Benefit, you will be guaranteed to be able to take out 7 percent of the
                Protected Withdrawal Value (the "Annual Withdrawal Amount") each year until the initial Protected
                Withdrawal Value is depleted.

              . The Lifetime Five program does not affect your ability to make withdrawals under your annuity or limit your ability to request withdrawals that exceed the Annual Income Amount and the Annual
                Withdrawal Amount. If you make withdrawals that exceed the Annual Income Amount or the
                Annual Withdrawal Amount, those amounts will be proportionally reduced in future years

              This is not intended to be a complete description of the Lifetime Five Income Benefit. Program rules, limitations and restrictions apply. For complete details about the Lifetime Five program see the current prospectus.
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9 About the   . Spousal Lifetime Five guarantees your ability to withdraw amounts equal to a percentage of an
  Spousal       initial principal value (called the "Protected Withdrawal Value"), regardless of the impact of market
  Lifetime      performance on your account value, subject to our program rules regarding the timing and amount
  Five          of withdrawals.
  Program
              . Certain benefits under Spousal Lifetime Five may remain in effect even if the account value of the
                Annuity is zero. The program may be appropriate if you intend to make periodic withdrawals from your Annuity, wish to ensure that market performance will not affect your ability to receive annual payments, and wish either spouse (a designated life) to be able to continue the benefit after the death of the first. You are not required to make withdrawals as part of the program. The guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the program. Please see the product prospectus for complete details.

              Additional Program Details

              . The annual charge is 0.75 percent and is assessed as part of the daily asset-based charge.

              . Spousal Lifetime Five can only be elected on annuities with co-owners who are each other's spouses and each other's primary beneficiary, and where the annuitant is the primary owner, or on annuities with a single owner, who is the annuitant, and a single primary beneficiary who is the owner's spouse.
                NO ENTITY OWNERS ARE PERMITTED.

              . If Spousal Lifetime Five is elected on an annuity with co-owners, then the co-owners will be considered designated lives for the purpose of this benefit.

              . If Spousal Lifetime Five is elected on an annuity with a single owner, then the owner and the spouse beneficiary will be considered designated lives for the purpose of this benefit.

              . Both designated lives must be at least 55 years of age upon election of Spousal Lifetime Five.

              . Designated lives cannot be changed.

                                                                                                            (continued)
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9 About the     . The Protected Withdrawal Value is determined as of the date you make your first withdrawal under the
  Spousal         Annuity following your election of Spousal Lifetime Five, and is the highest of the following three
  Lifetime        values:
  Five
  Program           1.  The account value on the date of your election of Spousal Lifetime Five, growing at a 5
  (continued)           percent annual compounded guaranteed rate of return for 10 years from the election of
                        Spousal Lifetime Five or until the first withdrawal, if sooner.

                    2.  The Highest Anniversary Value attained on the first 10 annuity anniversaries after the election of Spousal Lifetime Five or on each annuity anniversary until the first withdrawal, if sooner.

                    3.  The account value on the date you make your first withdrawal.

                . You will be guaranteed to be able to take out 5 percent of the Protected Withdrawal Value (the
                  "Annual Income Amount") each year until the death of both designated lives, as long as the designated lives are spouses at the time of the first designated life to die.

                . The Spousal Lifetime Five program does not affect your ability to make withdrawals under your
                  Annuity or limit your ability to request withdrawals that exceed the Annual Income Amount. If you make withdrawals that exceed the Annual Income Amount, that amount will be proportionally reduced in future years.

                This is not intended to be a complete description of the Spousal Lifetime Five Income Benefit. Program
                rules, limitations and restrictions apply. For complete details about the Spousal Lifetime Five program see the current prospectus.

                Additional Program Details for both Lifetime Five and Spousal Lifetime Five

                . There is no maximum age at which Lifetime Five or Spousal Lifetime Five can be elected.

                . Upon electing either Lifetime Five or Spousal Lifetime Five, you must allocate and maintain 100 percent of your account value in one or more of the permitted asset allocation portfolios.

                . Unless we receive different instructions, any additional purchase payments applied to the Annuity will be allocated to the asset allocation portfolios according the allocation percentages you choose. You may elect to have additional purchase payments allocated to one or more of the permitted asset allocation portfolios.

                . You cannot participate in a Dollar Cost Averaging program while enrolled in either the Lifetime Five or Spousal Lifetime Five Benefits. Upon election of either benefit, Pruco Life Insurance Company of
                  New Jersey will automatically terminate your enrollment in any Dollar Cost Averaging program.

                . Unless we receive different instructions, any requests for partial withdrawals from the Annuity will be processed pro rata from the asset allocation portfolios you chose. If you would like all or a partial withdrawal to be taken from a specific investment selection, you will need to specify as part or your withdrawal request.

                . Lifetime Five and Spousal Lifetime Five can be terminated at any time. Pruco Life Insurance
                  Company of New Jersey must be notified in writing of your intent to terminate. Any and all guarantees provided by Lifetime Five or Spousal Lifetime Five will terminate as of the date we receive your request to terminate the benefit.

                . Upon termination of your Lifetime Five or Spousal Lifetime Five benefits, you will not subsequently be permitted to elect either Lifetime Five or Spousal Lifetime Five for a period of 90 days after the date we receive your request to terminate the benefit. In addition, any such subsequent elections must be effective on an annuity anniversary. We will accept subsequent requests to elect Lifetime Five or
                  Spousal Lifetime Five within a 30-day period prior to any annuity anniversary.

                . We may change the available programs in the future.
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10 About the    . If elected, Pruco Life Insurance Company of New Jersey will process an automatic step up the on the
   Auto           3rd (5th for benefit elections prior to March 20th, 2006) annuity anniversary following your first
   Step-Up        withdrawal or most recent step up if 5 percent of your account value exceeds the Annual Income
   Feature        Amount by 5 percent or more. Upon a Step Up, the Annual Income Amount, Annual Withdrawal
                  Amount (Lifetime Five only), and Protected Withdrawal Value (Lifetime Five only) will all step-up.

                . We may modify or terminate the available programs in the future.

                For complete details about the Auto Step-Up program, see the current prospectus.
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11 Signatures     By signing below, I:

                  . acknowledge that I have received the appropriate product prospectus;

                  . elect to enroll in Lifetime Five or Spousal Lifetime Five Benefit and/or elect the auto step-up feature;

                  . acknowledge that I have read and understand the Lifetime Five and Spousal Lifetime Five Benefit
                    disclosure language explained in the prospectus; and

                  . authorize Pruco Life Insurance Company of New Jersey to transfer my existing Account Value to the asset allocation portfolio(s) I have chosen in section 7 above.


                  X________________________________________________________________    ________  ______  _________
                    Owner's/participant signature and date                               month     day     year


                  X________________________________________________________________    ________  ______  _________
                    Co-owner's/co-participant's signature (if applicable) and date       month     day     year


                  X________________________________________________________________    ________  ______  _________
                    Annuitant's signature (if applicable) and date                       month     day     year
12 Financial
   Professional's  X________________________________________________________________    ________  ______  _________
   Identification   Financial professional's signature and date                          month     day     year
   and
   Signature
                  _________________________________________________________________________________________________
                  Name of financial professional                                               Title


                  ____________  ______________  ____________________  _________________________  __________________
                  Region        Office code     Office name           Detached office             Agency
                  Standard   Prudential Annuity Service Center       Overnight   Prudential Annuity Service Center
                  mail to:   PO Box 7960                             mail to:    2101 Welsh Road
                             Philadelphia, PA 19176                              Dresher, PA 19025

                  If you have any questions, please call the Prudential Annuity Service Center at (888) 778-2888, Monday through
                  Thursday between 8:00 a.m. and 7:00 p.m. and Friday between 8:00 a.m. and 6:00 p.m. Eastern time.
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